UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	July 1, 2013

Accelerate Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31822	84-1072256
(Commission File Number)	(IRS Employer Identification No.)

3950 South Country Club, Suite 470, Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

(520) 365-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

On July 1, 2013, the Audit Committee of the Board of Directors of Accelerate Diagnostics, Inc. (the “Company”) dismissed Comiskey & Company, P.C. (“Comiskey”) as its independent registered public accounting firm and approved the engagement of Ernst & Young LLP (“E&Y”) to replace Comiskey as its independent registered public accounting firm for the fiscal year ending December 31, 2013.

The reports issued by Comiskey with respect to the Company’s financial statements for (i) the past two fiscal years, which ended on July 31, 2011 and July 31, 2012, respectively, and (ii) the transition period that began on August 1, 2012 and ended on December 31, 2012, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years and the transition period that ended on December 31, 2012 (and the subsequent interim period preceding Comiskey’s dismissal), there were no disagreements between the Company and Comiskey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of Comiskey, would have caused Comiskey to make reference to the matter.

During the Company’s two most recent fiscal years and the transition period that ended on December 31, 2012 (and the subsequent interim period preceding the Company’s engagement of E&Y), neither the Company nor anyone on its behalf consulted E&Y regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

As required by Item 304(a)(3) of Regulation S-K, the Company furnished a copy of the above disclosures to Comiskey and requested that Comiskey furnish the Company with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether Comiskey agrees with the above statements. A copy of Comiskey’s letter to the SEC, dated July 1, 2013, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2013, the Company appointed Pete Bantock to serve as the Company’s Chief Commercial Officer, effective immediately. Prior to joining the Company, Mr. Bantock was Senior Vice President and General Manager of Ventana Medical Systems’ North American Commercial Operations. Previously, he was the General Manager of Spring Bioscience, a division of Ventana. Prior to his role for Spring Bioscience, Mr. Bantock held various sales and marketing positions at Ventana Medical Systems, including Director of Marketing and Head of Corporate Accounts. Mr. Bantock began his healthcare career at Abbott Labs, where he was manager of South African commercial operations for the Diagnostics Division, among other roles.

Mr. Bantock will be paid an annual base salary of $237,500. Additionally, subject to approval by the Company’s Board of Directors, Mr. Bantock will be granted 200,000 non-qualified stock options to purchase shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the date of the grant. The options will vest over a five-year period with 40% vesting two years from the date of grant, and the remaining vesting in equal monthly installments thereafter. Mr. Bantock will receive the Company’s standard benefit package including health care and life and disability insurance, and will be eligible to receive cash bonuses if and when the Board adopts such a plan.

On July 1, 2013, the Company issued a press release announcing Mr. Bantock’s appointment as Chief Commercial Officer. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01	Other Events.

On July 1, 2013, the Company issued a press release announcing that it has joined the Russell 2000®, Russell 3000®, and Russell Global Indexes following Russell’s reconstitution of a comprehensive set of U.S. and global equity indexes. A copy of that press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

16.1	Letter of Comiskey & Company, P.C. to the U.S. Securities and Exchange Commission, dated July 1, 2013

99.1	Press Release issued by Accelerate Diagnostics, Inc. on July 1, 2013, entitled “Accelerate Diagnostics Appoints Chief Commercial Officer”

99.2	Press Release issued by Accelerate Diagnostics, Inc. on July 1, 2013, entitled “Accelerate Diagnostics Joins the Russell 2000® Index”

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2013	ACCELERATE DIAGNOSTICS, INC. (Registrant) /s/ Steve Reichling Steve Reichling Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter of Comiskey & Company, P.C. to the U.S. Securities and Exchange Commission, dated July 1, 2013

99.1	Press Release issued by Accelerate Diagnostics, Inc. on July 1, 2013, entitled “Accelerate Diagnostics Appoints Chief Commercial Officer”

99.2	Press Release issued by Accelerate Diagnostics, Inc. on July 1, 2013, entitled “Accelerate Diagnostics Joins the Russell 2000® Index”